EXHIBIT 23.1

       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 33-89908 and 333-07773) pertaining to the 1995 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan of P-COM, Inc., of our report dated April 14, 1997 with respect to the financial statements of Columbia Spectrum Management, L.P. as of and for the years ended December 31, 1996 and 1995, included in the March 21, 1997 Current Report on Form 8-K of P-COM, Inc., as amended.

                                        /s/ Ernst & Young LLP
                                        --------------------------


Vienna, VA
June 24, 1997